Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to the incorporation by reference in the Registration Statement (Form S-8 No. 333-            ) pertaining to the eDiets.com, Inc. Equity Incentive Plan of our report dated February 5, 2004, with respect to the consolidated financial statements of eDiets.com, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Certified Public Accountants

Ft. Lauderdale, Florida

February 7, 2005